UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 22, 2006

Financial Security Assurance Holdings Ltd.
(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 826-0100

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)  On November 22, 2006, Financial Security Assurance Holdings Ltd. (the “Company”) completed the sale of $300,000,000 aggregate principal amount of its Junior Subordinated Debentures, Series 2006-1 (the “Debentures”), pursuant to a Purchase Agreement dated November 17, 2006 (the Purchase Agreement”), among Goldman, Sachs & Co., Lehman Brothers Inc., JPMorgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as Initial Purchasers, and the Company.  A copy of the Purchase Agreement is attached as Exhibit 10.1 herewith and incorporated by reference herein.  The Debentures are intended to qualify for certain levels of equity credit from the rating agencies.  As a result, the Debentures are expected to be excluded, in whole or in part, by the rating agencies in applying limitations on indebtedness permitted to be issued by the Company without rating consequences.  The Company intends to use the net proceeds from the issuance of the Debentures to pay a dividend to its shareholders.

The Debentures were issued under an Indenture dated as of November 22, 2006 (the “Indenture”), between the Company and The Bank of New York, as Trustee.  The Indenture, the Officer’s Certificate provided pursuant to Sections 1.02 an 3.01 of the Indenture (the “Officer’s Certificate”), and the Debentures provide, among other things, that the Debentures will bear interest on their principal amount from and including November 22, 2006 to but excluding December 15, 2036 (the “scheduled maturity date”) at the annual rate of 6.40%, payable semi-annually in arrears on each June 15 and December 15, beginning June 15, 2007.

The Company has the right, on one or more occasions, to defer the payment of interest on the Debentures for one or more consecutive interest periods that do not exceed five years without being subject to its obligations under the “alternative payment mechanism” described below and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default. In the event of the Company’s bankruptcy, holders will have a limited claim for deferred interest.

If the Company defers the payment of interest on the Debentures and is required to pay deferred interest pursuant to the “alternative payment mechanism”, then it will be required to issue common stock and qualifying non-cumulative perpetual preferred stock until it has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest. The amounts of common stock and qualifying non-cumulative perpetual preferred stock that the Company is required or permitted to issue pursuant to the alternative payment mechanism are subject to certain caps.  The Company will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date in the event certain “company market disruption events” occur and are continuing after the immediately preceding interest payment date.

The principal amount of the Debentures will become due on the scheduled maturity date only to the extent that the Company has received sufficient net proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 30 or less than five business days prior to such date. The Company will use commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the Debentures in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate of one month LIBOR plus 2.215%, payable monthly in arrears, and the Company will continue to use commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the Debentures in full.

The “final repayment date” of the Debentures is initially December 15, 2066, and will be automatically extended up to four times in five-year increments to December 15, 2071, 2076, 2081, and 2086, subject to the satisfaction of certain conditions. On the final repayment date, the Company must pay any remaining principal and interest on the Debentures in full, whether or not the Company has sold qualifying capital securities.

The Company may redeem the Debentures (a) in whole or in part, at any time prior to December 15, 2036 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the make-whole redemption price as set forth in the Debentures, provided that in the case of a redemption in part that the principal amount outstanding after such redemption is at least $50,000,000, or (b) in whole, but not in part, prior to December 15, 2036, within 90 days after certain events involving taxation or changes in the rating agency equity credit criteria applicable to the Debentures at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the make-whole redemption price.

The Debentures will (a) be subordinated to the Company’s existing and future senior, subordinated and junior subordinated debt, except for any future debt that by its terms is not superior in right of payment, (b) rank pari passu with the Company’s trade accounts payable and accrued liabilities arising in the ordinary course of business and (c) be effectively subordinated to all liabilities of the Company’s subsidiaries.

The Debentures have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws and are not transferable except as permitted under the Act and applicable state securities laws pursuant to registration or exemption therefrom.

A copy of the Indenture is attached herewith as Exhibit 4.1, a copy of the Officer’s Certificate is attached herewith as Exhibit 10.2 and the form of the Debentures is attached herewith as Exhibit 10.3.  Such exhibits are incorporated by reference herein and this description of the material terms of the Debentures is qualified in its entirely by reference to such exhibits.

Contribution Agreement

The Company has entered into a Contribution Agreement, dated as of November 22, 2006 (the “Contribution Agreement”), with Dexia S.A. (“Dexia”), a publicly held Belgian corporation.  The Company is an indirect subsidiary of Dexia.

Pursuant to the Contribution Agreement, if the Company elects to defer interest payments, then to the extent it is required to issue common stock and qualifying non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism but is unable to raise sufficient eligible proceeds from the sale of qualifying non-cumulative perpetual preferred stock, Dexia has agreed to promptly use its commercially reasonable efforts to raise common equity providing Dexia with net proceeds equal to the shortfall amount. If Dexia is successful in raising any such common equity, then Dexia will promptly subscribe for additional shares of the Company’s common stock with the net proceeds of such common equity.

Dexia’s obligations under the Contribution Agreement to subscribe for additional shares of the Company’s common stock and to raise common equity are subject to a number of exceptions and limitations, including a “maximum contribution amount” of $300,000,000 and the occurrence of a parent market disruption event. In addition, the Contribution Agreement may be amended or terminated in certain circumstances.  The Contribution Agreement is not, and nothing contained therein shall be deemed to constitute, a guaranty by Dexia or any other party of the payment of any obligation or liability of the Company under the Debentures.

A copy of the Contribution Agreement is attached herewith as Exhibit 10.4 and is incorporated by reference herein.  This description of the material terms of the Contribution Agreement is qualified in its entirely by reference to such exhibit.

Replacement Capital Covenant

The Company has agreed in a Replacement Capital Covenant, dated as of November 22, 2006 (the “Replacement Capital Covenant”), for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the Debentures, that the Debentures will not be repaid, redeemed, repurchased or defeased by the Company or its subsidiaries on or before the date that is 20 years prior to the final repayment date, unless the principal amount repaid or defeased or the applicable redemption or repurchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds the Company and its subsidiaries have received from the sale of common stock, rights to acquire common stock, securities convertible into common stock and qualifying capital securities.

The initial series of indebtedness benefiting from the Replacement Capital Covenant is the Company’s 5.60% Notes due July 15, 2103.  The Replacement Capital Covenant includes provisions requiring the Company to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures.

A copy of the Replacement Capital Covenant is attached herewith as Exhibit 10.5 and is incorporated by reference herein.  This description of the material terms of the Replacement Capital Covenant is qualified in its entirely by reference to such exhibit.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

(a)  The disclosures under Item 1.01(a) of this Current Report on Form 8-K are incorporated by reference into this
Item 2.03(a).

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of November 22, 2006 (the “Indenture”), between Financial Security Assurance Holdings Ltd. and The Bank of New York, as Trustee

10.1

Purchase Agreement, dated November 17, 2006, among Goldman, Sachs & Co., Lehman Brothers Inc., JPMorgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as Initial Purchasers, and Financial Security Assurance Holdings Ltd.

10.2	Financial Security Assurance Holdings Ltd., Officer’s Certificate Pursuant to Sections 1.02 and 3.01 of the Indenture

10.3	Form of Junior Subordinated Debenture, Series 2006-1

10.4	Contribution Agreement, dated as of November 22, 2006, between Dexia S.A. and Financial Security Assurance Holdings Ltd.

10.5	Replacement Capital Covenant, dated as of November 22, 2006, by Financial Security Assurance Holdings Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Date: November 28, 2006	By:	/s/ BRUCE E. STERN
		Name:	Bruce E. Stern
		Title:	General Counsel and Managing Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of November 22, 2006 (the “Indenture”), between Financial Security Assurance Holdings Ltd. and The Bank of New York, as Trustee

10.1

Purchase Agreement, dated November 17, 2006, among Goldman, Sachs & Co., Lehman Brothers Inc., JPMorgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as Initial Purchasers, and Financial Security Assurance Holdings Ltd.

10.2	Financial Security Assurance Holdings Ltd., Officer’s Certificate Pursuant to Sections 1.02 and 3.01 of the Indenture

10.3	Form of Junior Subordinated Debenture, Series 2006-1

10.4	Contribution Agreement, dated as of November 22, 2006, between Dexia S.A. and Financial Security Assurance Holdings Ltd.

10.5	Replacement Capital Covenant, dated as of November 22, 2006, by Financial Security Assurance Holdings Ltd.